Exhibit 3.1

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ALST CASINO HOLDCO, LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D. 2011, AT 6:42 O’CLOCK P.M.

4981297      8100
110580895
You may verify this certificate online
at corp. delaware. gov/authver. shtml

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8775883
DATE: 05-20-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:56 PM 05/19/2011
FILED 06:42 PM 05/19/2011
SRV 110580895 — 4981297 FILE
AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
ALST CASINO HOLDCO, LLC
     This Amended and Restated Certificate of Formation of ALST Casino Holdco, LLC (hereinafter called the “limited liability company”) has been duly executed and is being filed by the undersigned, as an authorized person of the limited liability company, in accordance with Section 18-208 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (hereinafter referred to as the “Delaware Limited Liability Company Act”) and amends and restates the original Certificate of Formation of the limited liability company (hereinafter called the “Certificate”) in its entirety to reflect the appointment of Soonhyung Kim as the initial manager of the limited liability company. The Certificate was filed with the Secretary of State of the Sate of Delaware on May 11, 2011,
     The Certificate is hereby amended and restated in its entirety to read as follows;
     FIRST: The name of the limited liability company is ALST Casino Holdco, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.
     THIRD: Soohyung Kim is hereby appointed as the initial manager (hereinafter called the “initial manager”) of the limited liability company and shall hold office until an operating agreement of the limited liability company is entered into by the members of the limited liability company and the limited liability company following the date hereof. The initial manager shall be the limited liability company’s agent and shall have all necessary authority and power to manage the affairs of the limited liability company and take all actions that such initial manager deems necessary or appropriate in connection with the conduct of the business of the limited liability company in accordance with Section 18-402 of the Delaware Limited Liability Company Act, including the execution of any document or instrument on the limited liability company’s behalf or the filing of any form or document with any governmental authority or agency, including but not limited to, the U.S. Securities and Exchange Commission.
     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation on May 19, 2011.

/s/ Takuyo Fumkawa Name: Takuyo Fumkawa
Title: Authorized Person